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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                                              JURISDICTION OF
                         SUBSIDIARY                            INCORPORATION
                         ----------                           ---------------
Creacom S.A. ...............................................          France
Danapak Riverwood Multipak A/S..............................         Denmark
Entreprise Maillet E.U.R.L. ................................          France
Fadec E.U.R.L. .............................................          France
Financiere de Developpement S.A. ...........................          France
Fiskeby Board AB............................................          Sweden
Fiskeby Board A/S...........................................         Denmark
Fiskeby Board Ltd. .........................................  United Kingdom
Fiskeby Holding AB..........................................          Sweden
Igaras Agro-Florestal Ltda. ................................          Brazil
Igaras Argentina S.A. ......................................       Argentina
Igaras Papeis e Embalagens S.A. ............................          Brazil
Imprimerie Generale S.A. ...................................          France
Lemaire S.A. ...............................................          France
New Materials Limited.......................................  United Kingdom
Ouachita Machine Works (Partnership)........................       Louisiana
Pine Pipeline, Inc. ........................................       Louisiana
Rengo Riverwood Packaging, Ltd. ............................           Japan
RIC Holding, Inc. ..........................................        Delaware
Riverwood Brazilian Investments, Inc. ......................        Delaware
Riverwood Cartons Pty. Ltd. ................................       Australia
Riverwood do Brasil Ltda. ..................................          Brazil
Riverwood Espana, S.A. .....................................           Spain
Riverwood International Asia Pacific Limited................       Hong Kong
Riverwood International Asia Pte Ltd........................       Singapore
Riverwood International B.V. ...............................     Netherlands
Riverwood International Canada Inc. ........................          Canada
Riverwood International Corporation.........................        Delaware
Riverwood International Corporation Philanthropic Fund......        Delaware
Riverwood International (Cyprus) Limited....................          Cyprus
Riverwood International Enterprises, Inc. ..................        Delaware
Riverwood International Japan, Ltd. ........................           Japan
Riverwood International Limited.............................  United Kingdom
Riverwood International Machinery, Inc. ....................        Delaware
Riverwood International Mexicana, S. de R.L. de C.V. .......          Mexico
Riverwood International Pension Trustee Company Ltd. .......  United Kingdom
Riverwood International S.A. ...............................          France
Riverwood International S.p.A. .............................           Italy
Riverwood Mehrstruckverpackung G.m.b.H. ....................         Germany
Riverwood Packaging Systems Pty. Ltd. ......................       Australia
Riverwood Swedish Investments, Inc. ........................        Delaware
Slevin South Company........................................        Arkansas
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